Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:	Julie Lorigan Senior Vice President, Investor and Media Relations (781) 741-7775

Stacy Berns/Melissa Jaffin – Investor/Media Relations Berns Communications Group (212) 994-4660 or (212) 871-8701

THE TALBOTS, INC. ANNOUNCES KEY EXECUTIVE CHANGES

- Names Former Liz Claiborne Executive Michael Scarpa Chief Operating Officer

- Scarpa to Also Assume Role of Chief Financial Officer
Following Retirement of Edward Larsen

Hingham, MA, December 8, 2008 – The Talbots, Inc. (NYSE: TLB) today announced that Michael Scarpa, former Chief Operating Officer and 25-year veteran of Liz Claiborne Inc., has been appointed Chief Operating Officer of The Talbots, Inc., reporting directly to Trudy F. Sullivan, President and Chief Executive Officer, effective immediately. The Company also announced that after nearly two decades, Senior Vice President, Finance and Chief Financial Officer Ed Larsen will retire from his position effective January 5, 2009. At that time, Mr. Scarpa will assume the additional role of Chief Financial Officer of The Talbots, Inc. Mr. Larsen will remain with the Company as a strategic advisor and will assist in the orderly transition of his duties and responsibilities.

Michael Scarpa, 53, joins Talbots with 30 years of operational and financial expertise in the specialty retail and apparel sector.  Mr. Scarpa most recently served as Chief Operating Officer of Liz Claiborne, where he oversaw Supply Chain, Information Systems, Retail Operations, Inventory Management as well as Liz Claiborne’s Canadian Businesses. Prior to that, Mr. Scarpa served as Liz Claiborne’s Chief Financial Officer for over seven years, where, in addition to overseeing the Company’s financial operations, he was instrumental in guiding Liz Claiborne’s business development activities, which involved multiple acquisitions. Mr. Scarpa has a B.A. and M.B.A. from Rutgers University and is a Certified Public Accountant.  At Talbots, Mr. Scarpa’s responsibilities will include Finance, Supply Chain, Information Technology, Inventory Management and Strategic Planning.

Trudy F. Sullivan, President and Chief Executive Officer of The Talbots, Inc. remarked, “We are extremely pleased to welcome Mike to the Talbots team.  Having worked closely together for many years at Liz Claiborne, I am confident that Mike is ideally suited to succeed in his dual role as COO and CFO.  His extensive finance and operating experience, retail industry expertise and proven leadership skills will be a great asset as we continue to make progress in executing against our long-term strategic plan.”

Mr. Tsutomu Kajita, Chairman of the Talbots Board of Directors commented, “Michael’s comprehensive experience and demonstrated leadership will enhance the Company’s ability to maximize its operational efficiency and achieve its financial objectives.  Michael is a great addition to Talbots strong management team. His broad finance background will be especially beneficial to the organization during this most difficult macro-economic cycle, and we are excited to welcome him to the Company’s senior management team.”

Commenting on Mr. Larsen’s retirement, Ms. Sullivan said, “Ed leaves behind a tremendous legacy and will be greatly missed. During his 17 years of service, Ed has helped guide the Company through several critical milestones including the Company’s initial public offering and most recently, the strategic review of the Talbots business and announcement of our three-year turnaround plan.  Ed’s leadership and skill have been invaluable to the growth and expansion of the business.  On behalf of the Company and the Board of Directors we thank him for his contributions and wish him well in his new endeavors. We are fortunate to have his ongoing counsel and support in the year ahead.”

Ed Larsen, 63, joined Talbots in 1991 as Senior Vice President and Chief Financial Officer from Lillian Vernon Corporation where he served as Vice President, Chief Financial Officer. Prior to that, he spent ten years with Minneapolis-based General Mills in domestic and international financial management. Mr. Larsen began his financial career with Price Waterhouse serving at the Company’s Chicago office and its national office in New York City.

The Talbots, Inc. is a leading specialty retailer and direct marketer of women’s apparel, shoes and accessories. The Company currently operates stores in 878 locations in 47 states, the District of Columbia, and Canada, with 595 locations under the Talbots brand name and 283 locations under the J. Jill brand name. Both brands target the age 35 plus customer population. Talbots brand on-line shopping site is located at www.talbots.com and the J. Jill brand on-line shopping site is located at www.jjill.com.

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 The foregoing contains forward-looking information within the meaning of The Private Securities Litigation Reform Act of 1995. These statements may be identified by such forward-looking terminology as "expect," "achieve," "plan," "look," "believe," "anticipate," "outlook," "will," "would," "should," "guidance," or similar statements or variations of such terms. All of the information concerning our financial outlook (including future profitability, future comparable stores sales, future earnings and other future financial performance or operating measures), future credit facilities, future merchandise purchases, future cash needs, and other future financial performance or financial position constitutes forward-looking information.

Our forward-looking statements are based on a series of expectations, assumptions, estimates and projections about our Company,  are not guarantees of future results or performance and involve substantial risks and uncertainty, including assumptions and projections concerning our internal plan including our budget for regular-price and markdown selling and operating cash flow for forward periods. All of our forward-looking statements are as of the date of this release only. The Company can give no assurance that such expectations or forward-looking statements will prove to be correct. Actual results may differ materially from our forward-looking statements. The Company does not undertake or plan to update or revise any such forward-looking statements to reflect actual results, changes in plans, assumptions, estimates or projections, or other circumstances occurring after the date of this release, even if such results, changes or circumstances make it clear that any forward-looking information will not be realized.

Any public statements or disclosures by us following this release which modify or impact any of the forward-looking statements contained in or accompanying this release will be deemed to modify or supersede such statements in or accompanying this release.

Our forward-looking statements involve substantial known and unknown risks and uncertainties as to future events which may or may not occur, including the following risks:  the Company’s decision concerning and the risks and uncertainties associated with the decision to pursue a sale or disposition of the J. Jill brand business including the timing, consideration which may be received or other terms of any such sale or distribution;  the impact of the continued significant deterioration in the U.S. economic environment, including continued negative impact on consumer discretionary spending, the disruption and significant tightening in the U.S. credit and lending markets, recessionary pressures, increasing unemployment and fluctuations in energy prices and in the value of the U.S. dollar; significant impact of global financial crisis in the retail/consumer industry including bankruptcies and governmental actions; the success and customer acceptance of our new merchandise offerings including our winter and other seasonal fashions and merchandise offerings; our ability to accurately estimate and forecast future regular-price and markdown selling and operating cash flow; achieving the Company's sales plan for the balance of the year, achieving the Company's operating cash flow plan for the year; successfully executing the Company's strategic initiatives, including supply chain initiatives, anticipated lower inventory levels, expected operating expense and other cost reductions, the success of the new promotional cadence for the Talbots brand, reduced markdown exposure and improved gross margins, the successful closing of underperforming stores; continued ability to purchase merchandise on open account purchase terms at expected levels; obtaining letter of credit facilities for merchandise purchases from vendors who require such facilities; the Company's credit facilities and its ability to have access on satisfactory terms to adequate credit and sources of liquidity necessary to fund its operations and to obtain any necessary increases in its credit facilities as may be needed from time to time; the satisfactory completion of due diligence and loan documentation for conversion of the Mizuho Corporate Bank and Sumitomo Mitsui Banking Corporation working capital facilities to committed facilities; the Company's ability to reduce spending as needed; and the Company's ability to continue to satisfy its financial covenants under its existing debt agreements. In each case, actual results may differ materially from such forward-looking information.

Certain other factors that may cause actual results to differ from such forward-looking statements are included in the Company's periodic reports filed with the Securities and Exchange Commission and available on the Talbots website at www.thetalbotsinc.com under "Investor Relations" and you are urged to carefully consider all such factors.

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